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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 30, 2000
                                                --------------------------------

MediaNews Group, Inc.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware                                                                                                  76-0425553
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(State or other jurisdiction of incorporation)      (Commission File Number)       (IRS Employer Identification No.)

1560 Broadway, Suite 2100, Denver, CO                                                                          80202
--------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                                  (Zip Code)

Registrant's telephone number, including area code    303-563-6360
                                                  ------------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets

Disposition

   Effective June 30, 2000, MediaNews Group, Inc. (the "Registrant"), sold substantially all of the assets used in the publication of The Express Times, in Easton Pennsylvania; the Gloucester County Times, in Woodbury, New Jersey; Today's Sunbeam, in Salem, New Jersey; the Bridgeton News, in Bridgeton, New Jersey and the Registrant's remaining New Jersey weekly newspapers (the "Disposition Transaction") to Penn Jersey Advance, Inc. for $145.0 million in cash, plus an adjustment for working capital.

   The sale was consummated in accordance with the Asset Purchase Agreement dated June 30, 2000, between Penn Jersey Advance, Inc. and MediaNews Group and its wholly owned subsidiaries. The descriptions of this transaction contained herein are qualified by reference to the Asset Purchase Agreement, which is attached as an Exhibit hereto.

Acquisition

   On July 10, 2000, the Registrant agreed to acquire from Thomson Newspapers, Inc., substantially all the assets used in the publication of the Connecticut Post (the "Acquisition Transaction"), a daily newspaper distributed primarily in Fairfield County, Connecticut, for approximately $205.0 million in cash, which includes $5.0 million of working capital. The Connecticut Post has daily and Sunday circulation of approximately 79,000 and 90,000, respectively, as of March 31, 2000, the most recent data for which such data is published. The purchase is expected to close on October 1, 2000.

   Proceeds from the June 30, 2000 sale described above will be used to fund a majority of the acquisition price in a tax efficient exchange. The remaining purchase price will be funded from available borrowings under the Registrant's existing bank credit agreement.

   The description of the acquisition of the Connecticut Post set forth herein is qualified in its entirety by the provisions of the Asset Purchase Agreement between Thomson Newspapers, Inc. and MediaNews Group, Inc., which is attached as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     The Unaudited Pro Forma Financial Information with respect to the acquired business is based on the unaudited financial statements of the acquired business for the twelve month period ended June 30, 1999 and the nine month period ended March 31, 2000.

(b)  Unaudited Pro Forma Financial Information

     Unaudited pro forma financial information has been presented for the Disposition Transaction and the Acquisition Transaction described above, beginning on page 5 of this report.

(c)  Exhibits

     2.1 Asset Purchase Agreement dated June 30, 2000 between Penn Jersey Advance, Inc. and MediaNews Group and its wholly owned subsidiaries, Long Beach Publishing Company, Easton Publishing Company, South Jersey Newspapers Company and Internet Media Publishing, Inc.

     2.2 Asset Purchase Agreement dated as of July 10, 2000 among Thomson Newspapers, Inc., Thomson Newspapers Licensing Corporation, TN Customer Holding LLC and MediaNews Group, Inc.

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


                              MEDIANEWS GROUP, INC.
                    UNAUDITED PRO FROMA FINANCIAL INFORMATION

   The accompanying unaudited pro forma balance sheet as of March 31, 2000, gives effect to the Acquisition Transaction and the Disposition Transaction, as if they had occurred on March 31, 2000.

   The accompanying unaudited pro forma consolidated statement of operations for the nine months ended March 31, 2000, and for the year ended June 30, 1999, give effect to the Acquisition Transaction and the Disposition Transaction, as if the transactions had occurred on July 1, 1999 and July 1, 1998, respectively.

   The pro forma financial information is not necessarily indicative of the future operations or of the consolidated results of operations had the Acquisition Transaction and the Disposition Transaction actually taken place on July 1, 1999 and July 1, 1998. The pro forma financial information should be read in conjunction with the historical financial statements and notes there to, appearing in the June 30, 1999, Form 10K of Garden State Newspapers, Inc. and the March 31, 2000, Form 10Q for MediaNews Group, Inc., as successor issuer to Garden State Newspapers, Inc.


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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDIANEWS GROUP, INC.

Date:       July 14, 2000              BY:  /s/ Joseph J. Lodovic, IV
     ---------------------------          ------------------------------------
                                          Joseph J. Lodovic, IV
                                          Executive Vice President,
                                          Chief Financial Officer



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

                     MEDIANEWS GROUP, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 2000
                             (Amounts in Thousands)

                                                                                Disposition and   Acquisition and
                                                                       As          Pro Forma         Pro Forma
                                                                    Reported      Adjustments       Adjustments     Pro Forma
                                                                   ----------   ---------------   ---------------   ----------
                                 ASSETS

CURRENT ASSETS
   Cash and cash equivalents.....................................  $       --      $     --           $     --      $       --
   Accounts receivable, less allowance for doubtful accounts.....     111,957        (6,219) (a)         6,836         112,574
   Inventories of newsprint and supplies.........................      22,408          (917) (a)         1,180          22,671
   Prepaid expenses and other assets.............................       6,883          (172) (a)           278           6,989
   Income tax receivable.........................................       3,693            --                 --           3,693
                                                                   ----------      --------           --------      ----------
     TOTAL CURRENT ASSETS........................................     144,941        (7,308)             8,294         145,927
PROPERTY, PLANT AND EQUIPMENT
   Land..........................................................      29,690          (866) (a)         2,632 (f)      31,456
   Buildings and improvements....................................     115,732        (4,991) (a)         7,186 (f)     117,927
   Machinery and equipment.......................................     371,748       (13,471) (a)        14,885 (f)     373,162
                                                                   ----------      --------           --------      ----------
     Total Property, Plant And Equipment.........................     517,170       (19,328)            24,703         522,545
   Less accumulated depreciation and amortization................    (153,384)        7,261  (a)            -- (g)    (146,123)
                                                                   ----------      --------           --------      ----------
     Net Property, Plant and Equipment...........................     363,786       (12,067)            24,703         376,422
OTHER ASSETS
   Investment in partnerships....................................      17,844            --                 --          17,844
   Subscriber accounts, net of accumulated amortization..........     118,520        (5,993) (a)         8,000 (f)     120,527
   Excess of cost over fair value of net assets acquired,
     net of accumulated amortization.............................     327,015        (8,345) (a)       192,072 (h)     510,742
   Covenants not to compete and other identifiable
     intangible assets, net of accumulated amortization..........      12,544            --                 --          12,544
   Other.........................................................      43,488           (70) (a)            --          43,418
                                                                   ----------      --------           --------      ----------
     TOTAL OTHER ASSETS..........................................     519,411       (14,408)           200,072         705,075
                                                                   ----------      --------           --------      ----------
TOTAL ASSETS.....................................................  $1,028,138      $(33,783)          $233,069      $1,227,424
                                                                   ==========      ========           ========      ==========

             See notes to unaudited pro forma financial information.

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
                     MEDIANEWS GROUP, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 2000
                                 (In Thousands)

                                                                                Disposition and     Acquisition and
                                                                       As          Pro Forma           Pro Forma
                                                                    Reported      Adjustments         Adjustments     Pro Forma
                                                                   ----------   ---------------     ---------------   ----------
                  LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
  Trade accounts payable........................................   $   32,440      $    (830) (a)       $     --      $   31,610
  Accrued liabilities...........................................       57,917            290  (a),(b)      3,097  (i)     61,304
  Unearned income...............................................       27,086         (1,968) (a)            697          25,815
  Income taxes..................................................           --          5,267  (d)             --           5,267
  Current portion of long-term debt and capital
    lease obligation............................................       11,758             --                  --          11,758
                                                                   ----------      ---------            --------      ----------
    TOTAL CURRENT LIABILITIES...................................      129,201          2,759               3,794         135,754

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION.....................      835,801       (149,120) (c)        205,000  (k)    891,681
OTHER LIABILITIES...............................................       16,215             --                  --          16,215
DEFERRED INCOME TAXES...........................................       40,333            561  (d)         24,275  (j)     65,169

MINORITY INTEREST...............................................      129,283             --                  --         129,283

SHAREHOLDERS' DEFICIT
  Common stock..................................................           23             --                  --              23
  Additional paid in capital....................................        3,610             --                  --           3,610
   Deficit......................................................     (126,328)       112,017  (e)             --         (14,311)
                                                                   ----------      ---------            --------      ----------
     TOTAL SHAREHOLDERS' DEFICIT................................     (122,695)       112,017                  --         (10,678)
                                                                   ----------      ---------            --------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS'
   DEFICIT......................................................   $1,028,138      $ (33,783)           $223,069      $1,227,424
                                                                   ==========      =========            ========      ==========

             See notes to unaudited pro forma financial information.

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                     MEDIANEWS GROUP, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                        Nine Months Ended March 31, 2000
                                 (In Thousands)

                                                                                Disposition and     Acquisition and
                                                                       As          Pro Forma           Pro Forma
                                                                    Reported      Adjustments         Adjustments     Pro Forma
                                                                    --------    ---------------     ---------------   ---------
OPERATING REVENUES...........................................       $700,226       $(40,594) (a)        $48,800        $708,432

COST AND EXPENSES
  Cost of sales..............................................        238,348        (12,207) (a)         11,877  (c)    238,018
  Selling, general, and administrative.......................        329,020        (21,012) (a)         19,768  (d)    327,776
  Depreciation and amortization..............................         46,823         (2,715) (a)          5,589  (e)     49,697
  Interest expense...........................................         55,891             --               2,840  (f)     58,731
  Other, (net)...............................................          6,780           (835) (a)            292           6,237
                                                                    --------       --------             -------        --------
     TOTAL COST AND EXPENSES.................................        676,862        (36,769)             40,366         680,459

GAIN ON SALE OF NEWSPAPER PROPERTY...........................          3,323             --                  --           3,323

MINORITY INTEREST............................................         20,706             --                  --          20,706
                                                                    --------       --------             -------        --------

INCOME BEFORE INCOME TAXES...................................          5,981         (3,825)              8,434          10,590

INCOME TAX (EXPENSE) BENEFIT.................................         (1,461)         1,365  (b)         (3,711) (g)     (3,807)
                                                                    --------       --------             -------        --------

NET INCOME...................................................       $  4,520       $ (2,460)            $ 4,723        $  6,783
                                                                    ========       ========             =======        ========

EARNING PER COMMON SHARE.....................................       $   1.95       $  (1.06)            $  2.04        $   2.93
                                                                    ========       ========             =======        ========


             See notes to unaudited pro forma financial information.


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                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                            Year Ended June 30, 1999
                                 (In Thousands)

                                                                                Disposition and     Acquisition and
                                                                       As          Pro Forma           Pro Forma
                                                                    Reported      Adjustments         Adjustments     Pro Forma
                                                                    --------    ---------------     ---------------   ---------
OPERATING REVENUES.............................................     $568,637       $(53,414) (a)        $63,843        $579,066

COST AND EXPENSES
  Cost of sales................................................      183,845        (18,742) (a)         15,636  (c)    180,739
  Selling, general, and administrative.........................      254,923        (25,169) (a)         26,499  (d)    256,253
  Depreciation and amortization................................       44,825         (3,629) (a)          7,453  (e)     48,649
  Interest expense.............................................       56,479             --               3,640  (f)     60,119
  Other, (net).................................................       13,014           (289) (a)             --          12,725
                                                                    --------       --------             -------        --------
    TOTAL COST AND EXPENSES....................................      553,086        (47,829)             53,228         558,485

MINORITY INTEREST..............................................        5,521             --                  --           5,521
                                                                    --------       --------             -------        --------

INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS...........................................       10,030         (5,585)             10,615          15,060

INCOME TAX EXPENSE.............................................       (4,474)         1,988  (b)         (4,292) (g)     (6,778)

EXTRAORDINARY LOSS.............................................       (6,378)            --                  --          (6,378)
                                                                    --------       --------             -------        --------

NET INCOME (LOSS)..............................................     $   (822)      $ (3,597)            $ 6,323        $  1,904
                                                                    ========       ========             =======        ========

EARNING (LOSS) PER COMMON SHARE:
  Net Income before extraordinary loss.........................     $   2.40       $  (1.55)            $  2.72        $   3.57
  Extraordinary loss...........................................        (2.75)            --                  --           (2.75)
                                                                    --------       --------             -------        --------
  Earnings Per Common Share....................................     $   (.35)      $  (1.55)            $  2.72        $    .82
                                                                    ========       ========             =======        ========


             See notes to unaudited pro forma financial information.

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                              MEDIANEWS GROUP, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 1: UNAUDITED PRO FORMA BALANCE SHEET

Disposition Transaction Pro Forma Adjustments

(a) Eliminate the assets and liabilities related to the Disposition Transaction as of March 31, 2000, which were sold pursuant to the June 30, 2000, Asset Purchase Agreement between Penn Jersey Advance, Inc. and MediaNews Group, Inc. and its subsidiaries.

(b) Accrue certain estimated costs, which were directly associated with the Disposition Transaction.

(c) Decrease long-term debt to reflect the proceeds from the sale and the estimated working capital payment. The proceeds from the sale will be reinvested in the Acquisition Transaction.

(d) Current and deferred income taxes have been adjusted to reflect the estimated taxes payable associated with the gain on the Disposition Transaction.

(e) Retained earnings have been adjusted to reflect the estimated gain after income taxes from the Disposition Transaction.

Acquisition Transaction

The following pro forma adjustments have been made to the March 31, 2000 historical balance of the newspaper to be acquired in the Acquisition Transaction.

(f) Record property, plant and equipment and subscriber lists at their estimated fair market value.

(g) Eliminate historical accumulated depreciation on plant and equipment acquired.

(h)  Record the excess of cost over the fair market value of assets acquired.

(i) Increase accrued liabilities to accrue the estimated organization, closing and other costs directly associated with the Acquisition Transaction.

(j) Increase deferred income taxes to reflect the expected deferral of income taxes on the gain, from the Disposition Transaction, created by exchanging for income tax purposes the assets of the Disposition Transaction for those to be acquired in the Acquisition Transaction.

(k) Record the purchase price of the Acquisition Transaction as an increase in long-term debt.

NOTE 2: UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Disposition Transaction Pro Forma Adjustments

(a) Eliminate revenues and expenses directly associated with the operations sold in the Disposition Transaction.

(b) Adjust income tax expense to reflect the elimination of the operating results sold in the Disposition Transaction.

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                             MEDIANEWS GROUP, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 2:  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS (CONTINUED)

Acquisition Transaction

The following are the pro forma adjustments to the historical financial statements of the newspaper operations to be acquired in the Acquisition Transaction.

(c) Cost of sales has been reduced to reflect the newsprint savings from adjusting the web width of the presses from 55 inches to 50 inches and to adjust Thomson Newspaper, Inc.'s corporate newsprint charge to reflect the historical fair market value of the newsprint consumed.

(d) Pension expense was eliminated as the pension plan was not acquired and no new defined benefit pension plan will be implemented at the acquired newspaper.

(e) Depreciation and amortization expense of the acquired assets has been adjusted to reflect the fair market value of the acquired assets and the useful lives assigned to these assets.

(f) Interest expense has been adjusted to reflect the interest on borrowings associated with the Acquisition Transaction.

(g) Income taxes reflect the estimated state taxes that would be due if MediaNews Group had owned the newspaper to be acquired in the Acquisition Transaction at the beginning of each pro forma period presented.


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------

  2.1 Asset Purchase Agreement dated June 30, 2000 between Penn Jersey Advance, Inc. and MediaNews Group and its wholly owned subsidiaries, Long Beach Publishing Company, Easton Publishing Company, South Jersey Newspapers Company and Internet Media Publishing, Inc.

  2.2 Asset Purchase Agreement dated as of July 10, 2000 among Thomson Newspapers, Inc., Thomson Newspapers Licensing Corporation, TN Customer Holding LLC and MediaNews Group, Inc.


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